                                                                      EXHIBIT 16


                       [Letterhead of Deloitte & Touche]


                                                                   April 4, 1996





Securities and Exchange Comission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re:  Cedar Group, Inc.

Gentlemen:

         We have reviewed a Current Report on Form 8-K dated April 3, 1996 (the "Current Report") of Cedar Group, Inc.(the "Company"). We agree with the statements of the Company in the Current Report, insofar as they relate to Deloitte & Touche.

                                        Very truly yours,

                                        Deloitte & Touche

                                        By: /s/ DAVID H. LAIDLEY
                                            --------------------
                                        David H. Laidley, C.A.